Exhibit 99.1

Nocopi Technologies Expands Operations with Acquisition of Polymeric and Appointment of Industry Executive

•	Strategic acquisition expands North American specialty inks and coatings capabilities, adding complementary formulation technology, a diversified customer base, and meaningful production capacity in the Midwest

•	Appoints Gregory S. Babe, former President and CEO of Bayer Corporation, as Executive Director of Operations; Mr. Babe makes investment in the Company alongside the transaction

•	An affiliate of Horizon Kinetics makes an additional investment in the Company

KING OF PRUSSIA, PA – May 21, 2026 – Nocopi Technologies, Inc. (“Nocopi Technologies” or the “Company”; OTCQB: NNUP), a developer of specialty reactive inks, today announced a significant expansion of its operational footprint through the acquisition of substantially all the assets of Polymeric US, Inc. (“Polymeric”). Nocopi Technologies expects the acquisition to be accretive to its earnings within the year.

Transaction Overview

The purchase price of the acquisition was $2.65 million, which consisted of (i) $1.75 million paid in cash at closing, (ii) $0.75 million paid in equity of the Company and (iii) the remaining $0.15 million reserved by the Company as a customary holdback. The equity portion of the purchase price was satisfied by the issuance of 500,000 shares at an agreed price of $1.50 per share.

Expanding Operations and Infrastructure

Headquartered in Kansas City, Missouri, Polymeric was founded in 1993 by chemists and colorists and has spent over three decades developing and manufacturing specialty inks and customized coatings. Polymeric brings a differentiated set of formulation technologies, new industry segments, and geographic diversity to Nocopi’s existing operations. Its customer relationships are notably durable: its top five customers represent less than 25% of total revenue and the top ten customers have an average relationship tenure of more than 5 years. The acquisition is also expected to provide the Company with additional production capacity to fulfill customer orders from a Midwest geographic location. Management expects that the potential from sharing research and development capabilities as well as other resources and best practices will allow the Company to better serve customers.

For the trailing twelve months ended March 31, 2026, Polymeric generated over $5 million in revenue with historically attractive pre-tax operating income margins. Combined with Nocopi's existing operations, the acquisition more than triples the Company's revenue base and establishes a multi-facility segment for continued growth. Following the acquisition, Polymeric will continue to operate under the Polymeric brand out of its 25,000 square-foot facility. The team comprises nearly 20 dedicated professionals led by Dr. Deverakonda Sarma, who has over three decades of formulation and leadership management experience.

Executive Appointment and Private Placement

In conjunction with the acquisition, Nocopi Technologies has appointed Gregory S. Babe to the role of Executive Director of Operations to oversee the combined organization’s operating activities. Mr. Babe brings over 40 years of leadership experience within global industrial conglomerates. His career is defined by an ability to scale industrial technology companies, most notably as the former Chief Executive Officer of Bayer Corporation, where he oversaw all North American activities of the worldwide Bayer Group, and as Chief Technology Officer of Matthews International (NASDAQ: MATW), where he led large-scale organizational integrations during high-growth phases. Mr. Babe’s deep expertise in material sciences and his 'lean growth' philosophy – characterized by scaling operations with discipline and without sacrificing margin – will be pivotal to integrating Polymeric’s infrastructure and driving long-term efficiencies across the combined organization.

Further aligning his interests with those of the Company’s shareholders, Mr. Babe has agreed to purchase 133,334 shares of Nocopi Technologies’ common stock in a private placement. In addition, an affiliate of Horizon Kinetics has also agreed to purchase 133,334 shares of common stock in the private placement. The purchase price in connection with the private placement was $1.50 per share.

Nothing in this press release shall constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Management Commentary

Company management continues to evaluate acquisition opportunities that are more transformational and outside the Company’s operations, as well opportunities that are inside the complimentary segment of specialty materials, targeting businesses with complementary or adjacent technologies that can add operational scale, expand customer relationships, and strengthen Nocopi’s long-term competitive position.

"We are very excited to complete the acquisition of Polymeric. With a rich legacy and strong 30-year operating history, we believe the combination of our teams, technologies, and customer relationships will make us a meaningfully stronger business. Our disciplined focus remains on growing per share value, and Polymeric fits that criteria precisely with its complementary formulation technologies, durable customer relationships, and real operating scale. We will continue to pursue future opportunities that are either transformational to the organization or immediately adjacent to our current operations, and that we believe can deliver the kind of compounding growth our shareholders expect,” said Matthew Winger, Chief Executive Officer of Nocopi Technologies.

About Nocopi Technologies (www.nocopi.com)

Nocopi Technologies, headquartered in King of Prussia, PA, develops and markets specialty reactive inks and licenses these technologies. Nocopi Technologies’ ink technologies are backed by proprietary and patented technology. Our inks are marketed for use across a variety of end markets.

Safe Harbor for Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s prospects, plans, business strategy and expected financial and operational results, including with respect to the acquisition described above and the closing of the private placement. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “might,” “should,” “will,” “could,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These statements are based on certain assumptions that the Company has made in light of its experience in its industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. These forward-looking statements reflect the Company’s current expectations and beliefs regarding future developments and their potential effect on the Company.

You should not rely on forward-looking statements because the Company’s actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: the risk that the Company and the Investors may not be able to satisfy the conditions to the closing of the private placement in a timely manner or at all; the Company’s ability to successfully integrate the acquisition and to achieve the benefits it expects to realize as a result of the acquisition; the potential adverse impact on the Company’s financial condition and results of operations if it does not realize those expected benefits; liabilities of the acquisition that are not known to the Company; the extent to which the Company is successful in gaining new long-term relationships with customers or retaining significant existing customers and the level of service failures that could lead customers to use competitors’ services; the Company’s ability to improve its current credit rating with its vendors and the impact on its raw materials and other costs and competitive position of doing so; the impact of losing the Company’s intellectual property protections or the loss in value of its intellectual property; changes in customer demand; the occurrence of hostilities, political instability or catastrophic events; developments and changes in laws and regulations, including increased regulation of the Company’s industry through legislative action and revised rules and standards; security breaches, cybersecurity attacks and other significant disruptions in the Company’s information technology systems; general economic and business conditions; the impact of competition and technological change; the Company’s ability to comply with the rules and regulations of the Securities and Exchange Commission (the “SEC”); and those other risks and uncertainties discussed in the reports the Company has filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made.

Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. The Company undertakes no obligation to update any of these forward-looking statements after the date of this report to conform them to actual results or revised expectations, except as required by law.

Investor & Media Contacts
610-834-9600
ir@nocopi.com